Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Desert Hawk Gold Corp.

Reno, Nevada

We consent to the inclusion in this Registration Statement on Form S-1/A (No. 333-236398) of Desert Hawk Gold Corp. of our report dated March 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ ASSURE CPA, LLC

Spokane, Washington

April 4, 2022